Exhibit 4.1

GOLD KIST INC.

ISSUER

AND

U.S. BANK NATIONAL ASSOCIATION

TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 27, 2006

10 1/4% SENIOR NOTES DUE MARCH 15, 2014

FIRST SUPPLEMENTAL INDENTURE RELATING TO

GOLD KIST INC.’S 10 1/4% SENIOR NOTES DUE MARCH 15, 2014

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of December 27, 2006, and has been entered into by and between Gold Kist Inc., a Delaware corporation (the “Company”), certain subsidiary guarantors named below (the “Subsidiary Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee previously entered into that certain Indenture dated as of March 10, 2004 (the “Indenture”), providing for the issuance of the Company’s 10 1/4% Senior Notes Due March 15, 2014 (the “Notes”); and

WHEREAS, there are now outstanding under the Indenture Notes in the approximate aggregate principal amount of $130,000,000; and

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Subsidiary Guarantors, and the Trustee may, with the consent (“Requisite Consent”) of the Holders (as defined in the Indenture) of not less than a majority in principal amount of the Notes outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), amend the Indenture, subject to certain limitations set forth in the Indenture; and

WHEREAS, Pilgrim’s Pride Corporation, a Delaware corporation (“Pilgrim’s Pride”), offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated September 29, 2006, as the same may be amended, supplemented or modified (the “Offer to Purchase”); and

WHEREAS, Holders of Notes representing in excess of 99% of the principal amount of the Notes outstanding have tendered their Notes pursuant to the Offer to Purchase and have consented to the amendments to the Indenture described in the Offer to Purchase and set forth in this Supplemental Indenture; and

WHEREAS, the Company and Pilgrim’s Pride have delivered to the Trustee the Requisite Consents to effect all of the amendments to the Indenture set forth in the Offer to Purchase and set forth in this Supplemental Indenture; and

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee desire to amend the provisions of the Indenture that have been approved by the Requisite Consent, as set forth in this Supplemental Indenture; and

WHEREAS, the Company and each of the Subsidiary Guarantors have been authorized by appropriate action of their respective boards of directors to enter into this Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company, the Subsidiary Guarantors and the Trustee hereby agree as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

Section 1.01. Deletions to Articles 4 and Elimination of Covenants. The covenants described in this Section 1.01 and references thereto will be deleted and eliminated in their entirety from the Indenture and the Company and the Subsidiary Guarantors shall be released from any and all obligations under the Indenture with respect thereto.

(a) Section 4.02—“SEC Reports” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(b) Section 4.03—“Limitation on Indebtedness” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(c) Section 4.04—“Limitation on Restricted Payments” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(d) Section 4.05—“Limitation on Restrictions on Distributions from Restricted Subsidiaries” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(e) Section 4.06—“Limitation on Sales of Assets and Subsidiary Stock” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(f) Section 4.07—“Limitation on Affiliate Transactions” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(g) Section 4.08—“Limitation on Line of Business” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(h) Section 4.09—“Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(i) Section 4.10—“Change of Control” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(j) Section 4.11—“Limitation on Liens” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(k) Section 4.12—“Limitation on Sales/Leaseback Transactions” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(l) Section 4.13—“Future Guarantors” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(m) Section 4.14—“Limitation on Capital Expenditures” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

(n) Section 4.15—“Excess Cash Flow” of the Indenture is amended by deleting the section in its entirety, together with any reference thereto, and replacing it with the following: “Intentionally omitted.”

Section 1.02. Modifications to Articles 5 and 6. The covenants and other provisions of the Indenture described in this Section 1.02 are modified as provided in this section.

(a) Section 5.01, entitled “When Company May Merge or Transfer Assets,” is amended as follows:

(i) The first paragraph is amended by deleting “(1).”

(iii) Subsections 5.01(a)(2), 5.01(a)(3), 5.01(a)(4), and 5.01(a)(5) are deleted in their entirety, together with any reference thereto, and replacing such subsections with the following: “Intentionally omitted.”

(iv) The proviso to subsection 5.01(a)(5) is amended by deleting the text “provided, however, that clause (3) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company, (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction or (C) the Company merging with a Restricted Subsidiary or transferring substantially all of its assets to a Restricted Subsidiary solely as part of a Permitted Conversion Transaction.”

(b) Section 6.01, entitled “Events of Default,” is amended as follows:

(i) Subsection 6.01(3) is amended by deleting the words “the Company fails to comply with Section 5.01.”

(ii) Subsections 6.01(4), 6.01(5), and 6.01(6) are deleted in their entirety, together with any reference thereto, and replacing such subsections with the following: “Intentionally omitted.”

(iii) Subsection 6.01(7) is amended by deleting “(7)” and “or any Significant Subsidiary.”

(iv) Subsection 6.01(8) is amended by deleting “8” and in its place adding “4” and subsections 6.01(8)(A), 6.01(8)(B), and 6.01(8)(C) are amended by deleting “or any Significant Subsidiary.”

(v) Subsections 6.01(9) and 6.01(10) are deleted in their entirety, together with any reference thereto, and replacing such subsections with the following: “Intentionally omitted.”

(vi) Subsection 6.01(10) is amending by deleting the text “A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.” and “The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.”

Section 1.03. Other Conforming Deletions or Amendments. The provisions of the Indenture and the Notes described in this Section 1.03 are modified as provided in this section:

(a) Failure to comply with the terms of any of the foregoing amended Sections of the Indenture deleted or amended by Section 1.01 or Section 1.02 shall no longer constitute a default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture.

(b) All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in the covenants or sections deleted or amended by Section 1.01 or Section 1.02 are deleted in their entirety.

(c) All provisions in the Notes corresponding to the provisions in the Indenture that are deleted or amended by Section 1.01 or Section 1.02 are hereby deleted or deemed to have been deleted by virtue of this Supplemental Indenture or amended or deemed to be amended by virtue of this Supplemental Indenture.

ARTICLE II

EFFECT AND OPERATION OF SUPPLEMENTAL INDENTURE

This Supplemental Indenture shall be effective and binding immediately upon its execution and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note hereto or hereafter authenticated and delivered under the Indenture shall be bound hereby, provided, however, that this Supplemental Indenture shall not be operative until after the Expiration Date (as defined in the Offer to Purchase) and upon notice by Pilgrim’s Pride to the Trustee of the satisfaction or waiver of the conditions set forth in the Offer to Purchase.

ARTICLE III

MISCELLANEOUS

Section 3.01 Instruments To Be Read Together. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.

Section 3.02 Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 3.03 Terms Defined. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 3.04 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 3.05 Governing Law. The internal law of the State of New York shall govern this Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 3.06 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.07 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

Section 3.08 Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 3.9 Trust Indenture Act. If any provision of this Supplemental Indenture limits or conflicts with the duties imposed by the Trust Indenture Act §318(c), the imposed duty shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

GOLD KIST INC.

By:	/s/ J. David Dyson
Name:	J. David Dyson
Title:	General Counsel, V.P. & Secretary

AGVESTMENTS, INC.

By:	/s/ J. David Dyson
Name:	J. David Dyson
Title:	Secretary

AGRATECH SEEDS INC.

By:	/s/ J. David Dyson
Name:	J. David Dyson
Title:	Secretary

AGRATRADE FINANCING, INC.

By:	/s/ J. David Dyson
Name:	J. David Dyson
Title:	Secretary

CROSS EQUIPMENT COMPANY, INC.

By:	/s/ J. David Dyson
Name:	J. David Dyson
Title:	Secretary

GK FINANCE CORPORATION

By:	/s/ J. David Dyson
Name:	J. David Dyson
Title:	Secretary

GK PEANUTS, INC.

By:	/s/ J. David Dyson
Name:	J. David Dyson
Title:	Secretary

GK PECANS, INC.

By:	/s/ J. David Dyson
Name:	J. David Dyson
Title:	Secretary

LUKER INC.

By:	/s/ J. David Dyson
Name:	J. David Dyson
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paul L. Henderson
Name:	Paul L. Henderson
Title:	Assistant Vice President